77C Matters submitted to a vote of security holders

Columbia Liberty Fund (Fund)
On September 16, 2005, a Special Meeting of the Shareholders of the Fund was held to approve the following items, as described in the combined Proxy Statement/Prospectus for the Meeting. The votes cast at the Meeting were as follows:


To elect Trustees:                          For                                 Withheld
------------------------------------- ----------------------------------- -----------------------------------
Douglas A. Hacker                     251,538,910.788                     4,263,833.338
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Janet Langford Kelly                  251,528,357.353                     4,274,386.773
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Richard W. Lowry                      251,683,555.163                     4,119,188.963
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Charles R. Nelson                     251,750,297.178                     4,052,446.948
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John J. Neuhauser                     251,738,893.036                     4,063,851.090
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Patrick J. Simpson                    251,810,145.436                     3,992,598.690
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Thomas E. Sitzel                      251,716,092.327                     4,086,651.799
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Thomas C. Theobald                    251,754,592.177                     4,048,151.949
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Anne-Lee Verville                     251,490,856.305                     4,311,887.821
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Richard L. Woolworth                  251,630,779.504                     4,171,964.622
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William E. Mayer                      147,422,123.221                     108,380,620.905
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                  Shares of beneficial interest being a plurality of the shares represented at the Meeting.


2a: Amend fundamental investment restrictions with respect to borrowing money, pledging assets, and issuing senior securities.

For:       35,191,345.622  Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:    1,588,163.456  Shares of beneficial interest
Abstain:    1,552,765.002  Shares of beneficial interest

2b: Amendment to fundamental investment restrictions with respect to making loans

For:      35,315,840.335  Shares of beneficial interest being a majority of the shares represented at the meeting.
Against: 1,525,054.445     Shares of beneficial interest
Abstain: 1,491,379.300     Shares of beneficial interest

2c: Amendment to fundamental investment restrictions with respect to diversification of investments.
For:       35,629,518.867  shares of beneficial interest being a majority of the shares represented at the meeting.
Against: 1,258,518.454    shares of beneficial interest
Abstain: 1,444,236.759    shares of beneficial interest

2e: Amendment to fundamental investment restrictions with respect to investments in real estate.

For:      35,385,648.554  Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:   1,406,510.315  Shares of beneficial interest
Abstain:   1,540,115.211  Shares of beneficial interest

2f: Amendment to fundamental investment restrictions with respect to underwriting of securities.

For:        35,322,986.585 Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:    1,440,033.144  Shares of beneficial interest
Abstain:    1,569,254.351  Shares of beneficial interest

2g: Elimination of fundamental investment restrictions with respect to purchasing securities on margin.

For:          34,749,385.879 Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:      2,005,769.307  Shares of beneficial interest
Abstain:      1,577,118.894  Shares of beneficial interest

2j: Amendment of fundamental investment restrictions with respect to concentrating investments in an industry.

For:       35,439,148.249 Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:   1,442,518.210  Shares of beneficial interest
Abstain:   1,450,607.621  Shares of beneficial interest


77D Policies with respect to security investments

On November 1, 2005, the following language replaces the language currently in the section of the Statement of Additional Information entitled FUNDAMENTAL INVESTMENT POLICIES: FUNDAMENTAL INVESTMENT POLICIES The Investment Company Act of 1940, as amended (1940 Act), provides that a "vote of a majority of the outstanding voting securities" means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of a Fund, or (2) 67% or more of the shares present at a meeting if more than 50% of the outstanding shares are represented at the meeting in person or by proxy. The following fundamental investment policies cannot be changed without such a vote.

The Fund may not, as a matter of fundamental policy:

1. Underwrite any issue of securities issued by other persons within the meaning of the 1933 Act except when it might be deemed to be an underwriter either:
   (a) in connection with the disposition of a portfolio security; or (b) in connection with the purchase of securities directly from the issuer thereof in accordance with its investment objective. This restriction shall not limit the Portfolio's ability to invest in securities issued by other registered investment companies.
2. Purchase or sell real estate, except a Fund may purchase securities of issuers which deal or invest in real estate and may purchase securities which are secured by real estate or interests in real estate and it may hold and dispose of real estate or interests in real estate acquired through the exercise of its rights as a holder of securities which are secured by real estate or interests therein.
3. Purchase or sell commodities, except that a Fund may to the extent consistent with its investment objective, invest in securities of companies that purchase or sell commodities or which invest in such programs, and purchase and sell options, forward contracts, futures contracts, and options on futures contracts and enter into swap contracts and other financial transactions relating to commodities. This limitation does not apply to foreign currency transactions including without limitation forward currency contracts.
4. Purchase any securities which would cause 25% or more of the value of its total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that: (a) there is no limitation with respect to obligations issued or guaranteed by the U.S. Government, any state or territory of the United States, or any of their agencies, instrumentalities or political subdivisions; and (b) notwithstanding this limitation or any other fundamental investment limitation, assets may be invested in the securities of one or more management investment companies to the extent permitted by the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief.
5. Make loans, except to the extent permitted by the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief.
6. Borrow money or issue senior securities except to the extent permitted by the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief.
7. Purchase securities (except securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities) of any one issuer if, as a result, more than 5% of its total assets will be invested in the securities of such issuer or it would own more than 10% of the voting securities of such issuer, except that: (a) up to 25% of its total assets may be invested without regard to these limitations and (b) a Fund's assets may be invested in the securities of one or more management investment companies to the extent permitted by the 1940 Act, the rules and regulations thereunder, or any applicable exemptive relief.


77E Legal Proceedings
On February 9, 2005, Columbia Management Advisors, Inc. (which has since merged into Banc of America Capital Management, LLC (now named Columbia Management Advisors, LLC)) ("Columbia") and Columbia Funds Distributor, Inc. (which has been renamed Columbia Management Distributors, Inc.) (the "Distributor") (collectively, the "Columbia Group") entered into an Assurance of Discontinuance with the New York Attorney General ("NYAG") (the "NYAG Settlement") and consented to the entry of a cease-and-desist order by the Securities and Exchange Commission ("SEC") (the "SEC Order"). The SEC Order and the NYAG Settlement are referred to collectively as the "Settlements". The Settlements contain substantially the same terms and conditions as outlined in the agreements in principle which Columbia Group entered into with the SEC and NYAG in March 2004.

Under the terms of the SEC Order, the Columbia Group agreed among other things, to: pay $70 million in disgorgement and $70 million in civil money penalties; cease and desist from violations of the antifraud provisions and certain other provisions of the federal securities laws; maintain certain compliance and ethics oversight structures; retain an independent consultant to review the Columbia Group's applicable supervisory, compliance, control and other policies and procedures; and retain an independent distribution consultant (see below). The Columbia Funds have also voluntarily undertaken to implement certain governance measures designed to maintain the independence of their boards of trustees. The NYAG Settlement also, among other things, requires Columbia and its affiliates to reduce management fees for certain Columbia Funds (including the former Nations Funds) and other mutual funds collectively by $32 million per year for five years, for a projected total of $160 million in management fee reductions.

Pursuant to the procedures set forth in the SEC order, the $140 million in settlement amounts described above will be distributed in accordance with a distribution plan developed by an independent distribution consultant and approved by the SEC. The independent distribution consultant has been in consultation with the staff of the SEC and has submitted a proposed plan of distribution. The SEC has not yet approved a final plan of distribution.

As a result of these matters or any adverse publicity or other developments resulting from them, there may be increased redemptions or reduced sales of fund shares, which could increase transaction costs or operating expenses, or have other adverse consequences for the funds.

A copy of the SEC Order is available on the SEC website at http://www.sec.gov. A copy of the NYAG Settlement is available as part of the Bank of America Corporation Form 8-K filing on February 10, 2005.

In connection with the events described in detail above, various parties have filed suit against certain funds, the Trustees of the Columbia Funds, FleetBoston Financial Corporation and its affiliated entities and/or Bank of America and its affiliated entities.

On February 20, 2004, the Judicial Panel on Multidistrict Litigation transferred these cases and cases against several other mutual fund companies based on similar allegations to the United States District Court in Maryland for consolidated or coordinated pretrial proceedings (the "MDL"). Subsequently, additional related cases were transferred to the MDL. On September 29, 2004, the plaintiffs in the MDL filed amended and consolidated complaints. One of these amended complaints is a putative class action that includes claims under the federal securities laws and state common law, and that names Columbia, the Distributor, the Trustees of the Columbia Funds, Bank of America Corporation and others as defendants. Another of the amended complaints is a derivative action purportedly on behalf of the Columbia Funds that asserts claims under federal securities laws and state common law.

On February 25, 2005, Columbia and other defendants filed motions to dismiss the claims in the pending cases. On March 1, 2006, for reasons stated in the court's memoranda dated November 3, 2005, the U.S. District Court for the District of Maryland granted in part and denied in part the defendants' motions to dismiss. The court dismissed all of the class action claims pending against the Columbia Funds Trusts and the Columbia Acorn Trust. As to Columbia, and the Distributor, the claims under the Securities Act of 1933, the claims under Sections 34(b) and 36(a) of the Investment Company Act of 1940 ("ICA") and the state law claims were dismissed. The claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and claims under Section 36(b) of the ICA along with related claims under Section 48(a) of the ICA were not dismissed.

On March 21, 2005, a purported class action was filed in Massachusetts state court alleging that the conduct, including market timing, entitles Class B shareholders in certain Columbia funds to an exemption from contingent deferred sales charges upon early redemption ("the CDSC Lawsuit"). The CDSC Lawsuit has been removed to federal court in Massachusetts and the federal Judicial Panel has transferred the CDSC Lawsuit to the MDL.

The MDL is ongoing. Accordingly, an estimate of the financial impact of this litigation on any fund, if any, cannot currently be made.

In 2004, certain Columbia funds, the Trustees of the Columbia Funds, advisers and affiliated entities were named as defendants in certain purported shareholder class and derivative actions making claims, including claims under the Investment Company and the Investment Advisers Acts of 1940 and state law. The suits allege, inter alia, that the fees and expenses paid by the funds are excessive and that the advisers and their affiliates inappropriately used fund assets to distribute the funds and for other improper purpose. On March 2, 2005, the actions were consolidated in the Massachusetts federal court as In re Columbia Entities Litigation. The plaintiffs filed a consolidated amended complaint on June 9, 2005. On November 30, 2005, the judge dismissed all claims by plaintiffs and ordered that the case be closed. The plaintiffs filed a notice of appeal on December 30, 2005 and this appeal is pending.



77M Merger
On March 24, 2006, the Board of Trustees approved the reorganization of the Fund as a newly-formed series of Columbia Funds Series Trust I. The primary purpose of the Trust Reorganization is to facilitate compliance monitoring and administration for the Columbia Funds.

77O Transactions effected pursuant to Rule 10f-3
On August 10, 2005 Columbia Liberty Fund Fund (Fund) purchased 1,050,000 par value of notes of CS First Boston (Securities) for a total purchase price of $1,049,916 from Credit Suisse pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

o The Fund's advisor, Columbia Management Advisors, LLC (Advisor) o believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: BNY Capital Markets, Inc.; Comerica Securities; JP Morgan; Mellon Financial Markets, LLC; Trillon International Inc.; BNP Paribas; Citigroup; HSCBC, Keybanc Capital Markets; The Williams Capital Group, L.P.; BB&T Capital Markets

77Q1 Exhibits
Management Agreement incorporated herein by reference to Accession Number 0000950135-06-001779